Exhibit 10.12

                              CONSULTING AGREEMENT

     AGREEMENT, made this 15th day of February, 2006 by and between Lexington Resources, Inc., having its principal place of business at 7473 West Lake Mead Road, Las Vegas, Nevada, 89128 (hereinafter the "Company") and EurXchange Consulting Ltd., having its principal place of business at #534, 34A-2755
Lougheed  Hwy,  Port  Coquitlam,   B.C.,  V3B  5Y9,  Canada   (hereinafter   the
"Consultant).

     WHEREAS, the Company desires to retain the Consultant for consulting services in connection with financial and investor public relations and related matters in the Federal Republic of Germany and the Consultant desires to provide such services as set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

A. CONSULTATION

     1. Consultant. The Company hereby retains the Consultant to render to the Company the consulting services as described in Section B hereof, and the Consultant hereby accepts such assignment upon the terms and conditions hereinafter set forth.

     2. Independent Relationship. The Consultant shall provide the consulting services required to be rendered by it hereunder solely as an independent contractor and nothing contained herein shall be construed as giving rise to an employment or agency relationship, joint venture, partnership or other form of business relationship.

     3. No Authority to Obligate the Company. Without the consent of the board of directors or appropriate officer of the Company, the Consultant shall have no authority to take, nor shall it take, any action committing or obligating the Company in any manner, and it shall not represent itself to others as having such authority.

     4. Term. The term of the Consultant's consultation to the Company hereunder shall commence as of the date hereof and shall extend for a term of one (1) year.

B. OBLIGATIONS OF THE CONSULTANT

     1. Consulting Services. During the term of this Agreement, Consultant will render advice and assistance to the Company on public and investor relations related matters, and in connection therewith the Consultant shall perform and render the consulting services enumerated in Schedule A hereto.

ALL OF THE FOREGOING CONSULTANT PREPARED DOCUMENTATION CONCERNING THE COMPANY, INCLUDING, BUT NOT LIMITED TO, DUE DILIGENCE REPORTS, CORPORATE PROFILE, FACT SHEETS, AND QUARTERLY NEWSLETTERS, SHALL BE PREPARED BY THE CONSULTANT FROM MATERIALS SUPPLIED TO IT BY THE COMPANY AND SHALL BE APPROVED BY THE COMPANY IN WRITING PRIOR TO DISSEMINATION BY THE CONSULTANT.



     2. Nonexclusive Engagement; Extent of Services.

          a. The parties agree that the consultation contemplated by this Agreement is a nonexclusive engagement and that the Consultant now renders and may continue to render consulting services to other companies which may or may not conduct activities similar to those of the Company.

          b. The Consultant will devote such time and effort to the affairs of the Company as the Consultant deems reasonable and adequate to render the consulting services contemplated by this Agreement. The Consultant's work will not include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of certified public accountants.

     3. Confidentiality. The Consultant will not, either during its engagement by the Company pursuant to this Agreement or at any other time thereafter, disclose, use or make known for its or another's benefit, any confidential information, knowledge, or data of the Company or any of its affiliates in any way acquired or used by the Consultant during its engagement by the Company. Confidential information, knowledge or data of the Company and its affiliates shall not include any information which is or becomes generally available to the public other than as a result of a disclosure by the Consultant or its representatives.

C. OBLIGATIONS OF THE COMPANY.

     1. Compensation.


          a. Cash Retainer. The Company will pay according to Schedule A the amount of 293,000 EUR in total. The first installment of 153,000 EUR is due on the date hereof. The second and third installment of each 70,000 EUR are payable on the 15th day of April and May 2006.

          b. Issuance of Stock. Subject to the provisions of Section b, below, in consideration of the services to be rendered by the Consultant hereunder, the Company shall issue to the Consultant or his designees an aggregate of 400,000 fully paid and non-assessable shares (the "Shares") of the common stock of the Company, par value $0.01 per share.

          b. In connection with, and in consideration of, the issuance of the Shares to the Consultant, the Consultant hereby agrees with and represents and warrants to the Company as follows:

               i. The Consultant is acquiring the Shares for the undersigned's own account, for investment purposes only and not with a view toward their resale or distribution.

               ii. The Consultant understands that the Shares are not freely transferable and will not be freely transferable for an extended period of time and that, as a consequence thereof, the undersigned may have extremely limited opportunities to dispose of the Shares. The Consultant understands that Rule 144 of the Securities Act of 1933, as amended (the "Act") permits the transfer of "restricted securities" of the type herein involved under certain conditions, but the Company may not in the future meet the conditions to the application of Rule 144, including, inter alia, the condition that current detailed information concerning the Company be publicly available.

               iii. The  Consultant  will not transfer any of the Shares  either
          (a) in the absence of an effective registration under the Act and state securities laws ("Laws"), or (b) without obtaining an opinion of an counsel reasonably acceptable to the Company, which opinion shall be addressed, and satisfactory in form and substance, to the Company and its counsel, stating that the transaction is exempt from the registration requirements of the Act and Laws.

               iv. Until freely transferable, the Company may refuse to authorize any transfer by the Consultant of any of the Shares if the proposed transferee does not make written representations and agreements to the Company and the undersigned in form and substance similar to those contained herein, or if any circumstances are present which reasonably indicate that such transferee's representations are not accurate.

               v. A stop transfer order will be entered on the Company's records respecting the Shares and a restrictive legend will be affixed to the certificate evidencing the Shares substantially in the following form:

                           (A)

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS."

               (B) In addition, the Company shall be entitled to imprint the certificate evidencing the Shares with any State legend, if required.

               vi. The Consultant agrees to save, hold harmless, defend and indemnify the Company from any claims, liabilities, or nonperformance by the undersigned of any representation, warranty or agreement contained in this letter.

               vii. The Consultant understands and acknowledges that the Company is under no obligation to prepare a registration statement covering the public resale of the Shares nor does the undersigned have a right to include the Shares in any registration statement that the Company may prepare in the future.

     2. Reimbursement of Expenses.

     a. Out-of-Pocket Expenses. The Company shall reimburse the Consultant for actual out-of-pocket expenses including, but not limited to, facsimile, postage, printing, photocopying, and entertainment, incurred by the Consultant without the prior consent of the Company and in connection with the performance by the Consultant of its duties hereunder in amounts up to one-thousand dollars (S1,000) per month. The prior consent of the Company shall be required for reimbursement of expenses in excess of one-thousand dollars ($1,000) per month.

     b. Travel and Related Expenses. The Company shall reimburse the Consultant for the costs of all travel and related expenses incurred by the Consultant in connection with the performance of its services hereunder, provided that all such costs and expenses have been authorized, in advance, by the Company.

     c. General. Expenses shall be due and payable when billed and after they have been incurred.

D. MISCELLANEOUS.

     1. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the engagement of Consultant by the Company as a consultant and supersedes and replaces any and all prior understandings, agreements or correspondence between the parties relating to the subject matter hereof.

     2. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both the parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both the parties hereto nor shall such waiver constitute a continuing waiver.

     3. Governing Law. This Agreement has been made in and shall be interpreted according to the laws of the State of Nevada without any reference to the conflicts of laws rules thereof. The parties hereto submit to the jurisdiction of the courts of the State of Nevada for the purpose of any actions or proceedings which may be required to enforce any of the provisions of this agreement.

     4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and upon the Consultant and the Consultant's successors and assigns.

     5. Severability. If any provision or provisions of this agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

          a. the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

          b. to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     6. Further Assurances. From and after the execution and delivery of this Agreement, upon request of either party, the other shall do, execute, acknowledge and deliver all such further acts, assurances and other instruments and papers as may be required to carry out the transactions contemplated by this agreement.

     7. Headings. The headings of the paragraphs of this agreement are inserted for convenience only and shall not be deemed to constitute part of this agreement or to affect the construction hereof.

     8. Notices. Any notice to be given hereunder shall be given in writing. All notices under this Agreement shall be either hand delivered receipt acknowledged, or sent by registered or certified mail, return receipt requested as follows:

      (a) If to the Company,             to:Lexington Resources Inc.
                                         7473 West Lake Mead Rd. Las
                                         Vegas, Nevada, 89128

                                         Attn.: Mr. Grant Atkins
                                         Facsimile No.: (702) 385-1202


      (b) If to the Consultant, to:      EurXchange Consulting Ltd.
                                         #534, 34A-2755 Lougheed Hwy
                                         Port Coquitlam, B.C, V3B
                                         5Y9

                                         Facsimile No.: (604) 949-1004
                                         Attn: Mr. Kay Jessel


All such notices shall be deemed given when delivered, if personally delivered as aforesaid, or within five business days after mailing, as aforesaid.

     9. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                               LEXINGTON RESOURCES, INC.:


                               By:
                                  -----------------------------------------
                                        Grant Atkins, President



                               EURXCHANGE CONSULTING, LTD.

                               By:
                                  -----------------------------------------
                                        Kay Jessel, Director

                                  SCHEDULE "A"
                                  -----------


Investor Awareness Program for Lexington Resources

The Consultant is responsible for the program coordination within the six month term. The Consultant will arrange in addition to the suggested program elements Face-to-Face-Meetings with European specialists and strategic investors, arranged to generate a substantial interest for the Client's stock in major European equity markets. Maximizing results will be achieved by handpicking the audience for each meeting, thus ensuring the best possible fit between the investor attendees and the Client. (Focus on GERMANY and SWITZERLAND)

Corporate finance consulting in connection with a debt or equity financing in order to raise funds for the Client including introduction to the Consultant's investors' network and their investment advisors plus various potential private investors capable of financing public companies.

Information on loans, credit lines, debts and other forms of financing or funding against equity as an asset which could function as a bridge financing in connection with the aforementioned fund raising services.

Introduction to various journalist of the leading press in Germany such as Focus Money, Financial Times Germany, Euro am Sonntag and reporters from CNBC, Bloomberg TV and N-TV, wholly owned subsidiary of CNN.

It shall be expressly understood that the Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.


Translations of Webpage, Business Plan and News Releases              15,000 EUR

All of Client's materials made available to the public will be translated into German. Primarily there is the website (powered by EquityStory AG and available on over 25 financial portals), the business plan and various brochures which should be combined in a professional investors package (see below).The text would be not just translated but also be transformed in an easy-to-understand German to introduce Client to potential German investors. Corporate news will be sent out in German using the state-of-the-art services of DGAP (now a subsidiary of EquityStory AG)

Phone & Location Service                                             20,000  EUR

In order to establish communication during central European business hours, Client would have a German business address and active phone & fax lines. German investors have therefore an opportunity to speak in German with someone representing the Client, without any time difference. Therefore, Consultant offers the following services for a six month term:

     o    answering of phone calls, faxes and mailings on Client's behalf
     o    e-mail response center;
     o building a data-base of all persons and institutions inquiring regarding the company;
     o sending out information brochures/mailings/investor packages upon request (costs w/o packing & postage);
     o preparing & updating an investors package based on the existing investors package (max. 2,000 pieces)

Chat line Coordination 5,000 EUR The Consultant offers the service of two professional "chat line hackers" specialized in coordinating and streamlining the chat lines. We suggest a one month term boosting the corporate story.


Telephone Hotline                                                     50,000 EUR

We are affiliated with Germany's most successful "Stock Hotline". The Stock Hotline will produce a five minute spot which will be posted in the 1-900 Call-In-Center which advertises regularly on German TV and German press. The program lasts for four months upon signing with regular updates in case of important Corporate news.


Web Portal Presence through Wallstreet Online                         40,000 EUR

The Client will receive the marketing support of Germany's most powerful web portal for stock related information, wallstreet-online.de. They have some 500,000 registered users who can sign up for areas of special interest. With five of their newsletters we will have a tremendous reach into the German financial community. Wallstreet Online guarantees a 3 month coverage of client's story in their various stock letters, banners, stock-tickers and recommendation features. Furthermore the client will be posted as stock of the month, including the cover story. The average coverage will be twice a week. We suggest Mondays and Thursdays.



MIDAS Research Report                                                 20,000 EUR

This service will include production and distribution of:

     o    1 basic research report (minimum 12 pages) (German/English)
     o    1 update (minimum 5 pages)
     o up to 4 research flashes (1-2 pages) covering news releases and filings during the following 6 months o 1 analyst interview featuring the Client using the "Analyst Corner" format on Cortal Consors (the leading German Online Broker)
     o    1 CEO interview
     o All research (except CEO interview) will be published on the website of Cortal Consors and will be sent out via email to our own database of 600 institutions and private asset managers in Germany and Switzerland. This will be published in German and available as PDF or HTML file.

Penny Stock Report                                                    50,000 EUR

This service will include production and distribution of:

     o    1 basic research report 4 pages)
     o    3 update (2 pages)
     o 6 HTML research flashes (1-2 pages) covering news releases and filings during the following 6 months.

All research will be published on Penny Stock Report's website and disseminated via email to over 400,000 opt-in email addresses for each report, including updates and research flashes.


Additional News Letter Presence                                       30,000 EUR

The Consultant offers a wide range of very efficient News Letters throughout the whole German-speaking area (Germany, Austria and Switzerland). We recommend Der Goldreport, Oberbayerischer Boersenbrief, Frankfurt Finance and Money Radar. All of these news letters come with their own proprietary data base.

The 12 weeks package contains:

     o    one   recommendation   in  one  of  the  next   issues  of  the  above
          stock-letters
     o    one retrospect two weeks after the first recommendation


Roadshow Budapest / Vienna                                            33,000 EUR

The Consultant offers access to high net worth individuals coverd by Matthias Mathews. Matthias is involved in various real estate projects in Croatia. His clients are the financial backers of his projects. Matthias claims minimum investments of $250,000 USD per person. The formula of his success is based on the unique composition of the attendances. Matthias picks beforehand his lead investor and the lead investor does the convincing. Usually we meet in small rounds, consisting out of 4 to 5 prospective investors. The cost of the road show does not include expenses.


Hard Copy Mailer by EURAMS                                            30,000 EUR

EURAMS (EURO AM SONNTAG) is a weekly financial newspaper issued each Sunday. EURAMS has 160,000 subscribers and is Germany's leading stock magazine for venture capital. The Consultant suggests the creation of a company flyer, which will be added to the magazine when the trading volume peaks during the program.

Summary of Expenditures:

Roadshow Budapast/Vienna                                33,000 EUR
Translations / Web Site / News releases                 15,000 EUR
Phone & Location Service                                20,000 EUR
Chat-Line Coordination                                   5,000 EUR
Telephone Hotline                                       50,000 EUR
w:o Web Portal Presence                                 40,000 EUR
MIDAS Research Report                                   20,000 EUR
Penny Stock Report                                      50,000 EUR
Additional News Letters                                 30,000 EUR
EURAMS (Newspaper sublement)                            30,000 EUR
Total costs                                            293,000 EUR
                                                =======================

Conclusion
From our experience, for each EUR spent on IR (specifically with this type of program) for such a great story as Lexington Resources., up to 50 EUR of buying should be created.

Since most of the indicated costs are up-front costs for us, we have to ask to be paid in several installments up-front as part of our contract following the attached timeline. Once the money is in the bank for each program segment we can commence immediately.



Timeline for installment payments
---------------------------------

Now                                         153,000 EUR

April 15, 2006                               70,000 EUR

May 15, 2006                                 70,000 EUR








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